STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT is made this 3rd day of September, 2013 by and among H. Deworth Williams, Edward F. Cowle, and Geoff Williams, with offices for purposes of this Agreement at 2681 East Parleys Way, Suite 204, SLC, UT 84109 (collectively “Purchaser” and individually “Purchasers”) and Uplift Holdings, LLC, a Utah limited liability company, Gary C. Lewis, Bruce Miller and Jessica Rampton, with offices for purposes of this Agreement at 252 West Cottage Avenue, Sandy, Utah 84070 (collectively “Seller” and individually, “Sellers”).

WHEREAS, Sellers own, collectively, for sale, Twelve Million Two Hundred Twenty Three Thousand Five Hundred (12,223,500) shares of the common stock of Uplift Nutrition, Inc., a publicly held and publicly traded Nevada corporation (“UPNT”); and

WHEREAS, Purchasers wish to purchase and Sellers agree to sell Eleven Million Three Hundred Eighty Six Thousand One Hundred Fifty (11,386,150) of the shares (the “Purchased Shares”), representing a majority 83% of the 13,692,597 total number of issued and outstanding common capital shares of UPNT (no preferred shares being either issued or outstanding), all on the terms and conditions set forth herein;

NOW, THEREFORE, it is agreed:

1.

Definitions.  As used herein, the following terms shall have the meanings set forth below:

(a)

“Applicable Law” means any domestic or foreign law, statute, regulation, rule or ordinance applicable to the businesses or corporate existence of UPNT or to any individual who is a party to this Agreement.

(b)

“Lien” means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest, claim, encumbrance, royalty interest, any other adverse claim of any kind in respect of such property or asset, or any other restrictions or limitations of any nature whatsoever.

(c)

“Material Adverse Effect” with respect to any entity or group of entities means any event, change or effect that has or would have a materially adverse effect on the financial condition, business or results of operations of such entity or group of entities, taken as a whole.

(d)

“Tax” (and, with correlative meaning, “Taxes” and “Taxable”) means:

(i) any income, alternative or add-on minimum tax, gross receipts tax, sales tax, use tax, ad valorem tax, transfer tax, franchise tax, profits tax, license tax, withholding tax, payroll tax, employment tax, excise tax, severance tax, stamp tax, occupation tax, property tax, environmental or windfall profit tax, custom, duty or other tax, impost, levy, governmental fee or other like assessment or charge of any kind whatsoever together with any interest or any penalty, addition to tax or additional amount imposed with respect thereto by any governmental or Tax authority responsible for the imposition of any such tax (domestic or foreign), and

(ii) any liability for the payment of any amounts of the type described in clause (i) above as a result of being a member of an affiliated, consolidated, combined or unitary group for any Taxable period, and

(iii) any liability for the payment of any amounts of the type described in clauses (i) or (ii) above as a result of any express or implied obligation to indemnify any other person.

(e)

“Tax Return” means any return, declaration, form, claim for refund or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

2.

Purchase of Shares and Assignment of Uplift Holdings, LLC’s Convertible Note.  Sellers agree to sell to Purchasers, and Purchasers agree to purchase the Purchased Shares for an aggregate purchase price of One Hundred Thousand Dollars ($100,000) (the “Purchase Price”).  The specific Purchasers and the number of Purchased Shares to be purchased by each Purchaser and delivered by each Seller and the portion of the total Purchase Price payable to each Seller is set forth on Schedules A and B hereto.  In addition, Seller, Uplift Holdings, LLC, agrees to assign and convey, free and clear of any liens or encumbrances, its revolving line of credit/convertible note, at Closing, to Purchaser H. Deworth Williams.  This Note is reflected in the liabilities section of UPNT’s balance sheet contained in its financial statements in its last Form 10-Q filed on Edgar on August 9, 2013.  Said Note is reflected thereon as a “shareholder advance” and “accrued interest payable—related party.”  This Note will be also augmented at or by the time of Closing based on additional advances by Uplift Holdings, LLC, since the last 10-Q was filed in order to pay debt accrued by UPNT in connection with the last 10-Q preparation and filing, thereby leaving UPNT without any liabilities at and as of Closing other than its accumulated liability to Uplift Holdings, LLC.

3.

Deliveries to Escrow Agent.  Promptly after the execution of this Agreement, Purchasers shall deposit the Purchase Price in clear funds into the Lawyer’s Trust Account maintained by J. Michael Coombs, Esq. (the “Escrow Agent”), and each Seller shall deliver to the Escrow Agent certificates for his or her Purchased Shares, together with a stock power for such Purchased Shares, endorsed in blank and signed by Seller with a medallion guarantee of his signature. The Escrow Agent will hold the escrowed items in escrow pending the closing of the sale of the Purchased Shares or the termination of this Agreement.  Upon receipt of notice of termination given by either party pursuant to Section 9 hereof, the Escrow Agent shall return the Purchased Shares to the Sellers and return the total Purchase Price to the Purchasers.

4.

The Closing.  The purchase and sale of the Shares will be consummated (the “Closing”) promptly following the satisfaction of the conditions set forth in Section 8 hereof.  The date of the Closing is referred to herein as the “Closing Date.”  The Closing shall be effected as follows:

(a)

On the Closing Date, the Sellers shall deliver to the Escrow Agent the following documents and instruments (“Seller Deliverables”):

i.

the certification signed by Sellers as described in Section 8(a)(i);

ii.

a general release in form satisfactory to Purchasers and their counsel of all liabilities of UPNT to Sellers, except for the obligations of Uplift Holdings, LLC, to convey its right, title and interest in and to a certain revolving line of credit/convertible note to Purchaser H. Deworth Williams, a note payable from UPNT that will have increased the item “shareholder advance” as reflected on UPNT’s balance sheet in its last Form 10-Q filing on Edgar (described in Section 2 above and Sections 5(ii) and 5(v), below);

iii.

resignations of only two officers and directors of UPNT, effective on the Closing Date, and a resolution of the Board of Directors of UPNT electing two of Purchasers’ nominees to serve on the Board, effective on the Closing Date; and

iv.

the books and records of UPNT.

(b)

On the Closing Date, the Escrow Agent shall deliver to Purchasers the certificates for the Purchased Shares in the proportions set forth on Schedule A hereto, together with properly endorsed Medallion signature guarantees and the other Sellers’ Deliverables, and the Escrow Agent shall disburse the Purchase Price among the Sellers in the proportions set forth on Schedule B hereto.

(c)

Each of the parties agrees to deliver such additional documents and instruments as may be necessary to carry out the transaction contemplated by this Agreement.

5.

Sellers’ Warranties.

(a)

Sellers’ Warranties Regarding UPNT.  The Sellers, jointly and severally, warrant and represent to the Purchasers that:

(i)

Organization and Standing.  UPNT is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has full power and authority to carry on its business as now conducted. UPNT is qualified to do business as a foreign corporation in every other state in which it operates to the extent required by the laws of such states.  The copies of the Articles of Incorporation and Bylaws of UPNT previously delivered to the Purchasers are true and complete as of the date hereof.

(ii)

Capitalization.  UPNT's entire authorized capital stock consists of 100,000,000 shares of common stock, par value $0.001 per share and 10,000,000 shares of preferred stock, par value $0.001 per share, the rights and preferences for which have not yet been established  At the Closing, the total issued and outstanding capital stock of UPNT shall consist of Thirteen Million Six Hundred Ninety Two Thousand Five Hundred Ninety Seven (13,692,597) shares of common stock (including the Purchased Shares), the same number of shares that have been issued and outstanding in UPNT since December 31, 2012; and there shall be no other voting or equity securities outstanding, and no outstanding subscriptions, warrants, calls, options, rights, commitments or agreements by which UPNT is bound, the only exception being UPNT’s outstanding and on-going convertible note with Uplift Holdings, LLC, to be assigned to Purchaser H. Deworth Williams at Closing, an obligation allowing for the issuance of additional shares of common stock or preferred stock as may be determined by the Board of Directors and which is accounted for in UPNT’s financial statements as a “shareholder advance” and “accrued interest payable—related party.”  This Note will be also augmented at or by the time of Closing based on additional advances by Uplift Holdings since the last 10-Q was filed to pay on-going debt obligations of UPNT.

(iii)

Issuance of Shares.  All outstanding shares of common stock of the Company have been duly authorized and validly issued, are fully paid and non-assessable, and were not issued in violation of any Applicable Law.

(iv)

Corporate Records.  All of UPNT’s books and records, including, without limitation, its books of account, corporate records, minute book, stock certificate books and other records are up-to-date, complete and reflect accurately and fairly the conduct of its business in all material respects since its date of incorporation.

(v)

Liabilities.    UPNT will have not liabilities at Closing other than its liability to Uplift Holdings, LLC, a liability or debt represented by an on-going or revolving line of credit convertible note and which will be duly assigned to Purchaser H. Deworth Williams at Closing, leaving him as UPNT’s only creditor.

(vi)

Agreements.  At the Closing, UPNT will not be bound by any contract, agreement, lease, commitment, guarantee or arrangement of any kind, except as provided herein.

(vii)

Taxes.  UPNT has filed all Tax Returns that it is required to file with all governmental agencies, wherever situate, and has paid or accrued for payment all Taxes as shown on such Returns, except for Taxes being contested in good faith.  There is no material claim for Taxes that is a Lien against the property of UPNT other than Liens for Taxes not yet due and payable.

(viii)

Pending Actions.  There are no legal actions, lawsuits, proceedings or investigations, either administrative or judicial, pending or threatened, against or affecting UPNT or against UPNT’s current or former Officers or Directors that arose out of their operation of UPNT.  UPNT is not subject to any order, writ, judgment, injunction, decree, determination or award of any court, arbitrator or administrative, governmental or regulatory authority or body.

(ix)

No Violation of Agreements.  Neither the execution and delivery of this Agreement and the carrying out of its purposes by the Sellers, nor the execution and delivery and the carrying out of the  agreements and performance of the obligations by UPNT as contemplated herein, will result in the breach of any of the terms or conditions of, or constitute a default under or violate, UPNT's Certificate of Incorporation or Bylaws, or any agreement, lease, mortgage, bond, indenture, license or other document or undertaking, oral or written, to which UPNT is a party or is bound or may be affected, nor will such execution, delivery and carrying out violate any order, writ, injunction, decree, law, rule or regulation of any court, regulatory agency or other governmental body.

(x)

Trading Status.  UPNT’s common stock is listed for quotation on the OTC Bulletin Board, with the symbol “UPNT.”  To the knowledge of Sellers and UPNT, UPNT has not been threatened and is not subject to removal of its common stock from the OTC Bulletin Board nor is it aware that its DTC eligible status is in any way threatened or impaired.

(xi)

SEC Status.  The common stock of UPNT is registered pursuant to Section 12(g) of the Securities and Exchange Act of 1934 (the “Exchange Act”).  UPNT has filed all reports required by the applicable regulations of the SEC.  All of the filings by UPNT under the Exchanges Act within the past two years were true, correct and complete in all material respects when filed, were not misleading and did not omit to state any material fact which was necessary to make the statements contained in such public filings not misleading in any material respect.

(xii)

Compliance with Laws.  UPNT’s operations have been conducted in all material respects in accordance with all applicable statutes, laws, rules and regulations.  UPNT is not in violation of any Applicable Law.

(xiii)

Absence of Certain Changes or Events.  Since August 9, 2013, the date UPNT’s last Form 10-Q was filed on Edgar:

(A)

there has not been (i) any change that has had or would have a Material Adverse Effect on the business, operations, properties, assets, or condition of UPNT or (ii) any damage, destruction, or loss to UPNT (whether or not covered by insurance) materially and adversely affecting the business, operations, properties, assets, or condition of UPNT;

(B)

UPNT has not (i) declared or made, or agreed to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any outstanding capital stock; (ii) waived any rights of value which in the aggregate are extraordinary or material considering the business of UPNT; or (iii) made any material change in its method of management, operation, or accounting;

(C)

UPNT has not become subject to any law or regulation which has had or would in the future be substantially likely to have a Material Adverse Effect on UPNT.

(xiv)

Finders or Agents.  Neither UPNT nor any of the Sellers has employed or utilized any finder in connection with this transaction, and the execution of this Agreement and the carrying out of its purposes will not give any individual or firm a valid legal claim to a finder’s or agent’s fee.  UPNT’s counsel, who is also the Escrow Agent, is being paid a flat fee of $10,000 to be deducted out of the Purchase Price in connection with doing the legal work necessary to complete this transaction and functioning as Escrow Agent, a fee that will also extinguish approximately $4,250 already owed counsel and reflected as part of the “accounts payable” entry on the liability section of UPNT’s last balance sheet filed on Edgar.  See Schedule B below.

(xv)

No Insurance.  UPNT maintains no insurance, nor does it maintain any insurance in connection with its marketing of X-Mint and Tonify on the Internet through its website, www.upliftnutrition.com.  UPNT maintains no such insurance because the company that manufactures X-Mint and Tonify carries insurance and it is UPNT’s understanding that no such insurance is necessary or required.

(b)

Sellers’ Warranties Regarding the Purchased Shares.  Each of the Sellers warrants and represents to the Purchaser as follows with respect to himself and his Shares:

(i)

Title to Shares.  The Seller is the sole owner of the Purchased Shares, free and clear of all Liens, encumbrances, and restrictions whatsoever.  By the transfer of the Shares to the Purchaser pursuant to this Agreement, the Purchaser will acquire good and marketable title to the Shares conveyed to him, free and clear of all Liens, encumbrances and restrictions of any nature whatsoever, except for restrictions imposed by applicable federal and state securities laws.

(ii)

No Consent.  No consent, waiver, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other non-U.S., U.S., state, county, local or other foreign governmental authority, instrumentality, agency or commission or any third party is required by or with respect to Seller in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for the filing of a report with the SEC on Form 8-K reporting a change in control.  In addition, those directors and officers or other insiders or “affiliates” who will no longer have such status as a result of this transaction, shall file Final Form 4’s on Edgar within 2 days of the Closing.

(iii)

Validity of Agreement.  This Agreement has been duly executed by each Seller and constitutes each Seller’s valid and binding obligation, except to the extent limited by applicable bankruptcy, reorganization, insolvency, moratorium or other laws relating to or effecting generally the enforcement of creditors’ rights.  The execution and delivery of this Agreement and the carrying out of its purposes will not result in the breach of any of the terms or conditions of, or constitute a default under or violate, any agreement, lease, mortgage, bond, indenture, license or other document or undertaking, oral or written, to which the Seller is a party or by which the Seller is bound or may be affected, nor will such execution, delivery and carrying out violate any order, writ, injunction, decree, law, rule or regulation of any court, regulatory agency or other governmental body.

6.

Purchaser’s Warranties.  The Purchasers warrant and represent to the Sellers that:

(a)

Own Account; Not for distribution.  Each Purchaser is acquiring the Purchased Shares as allocated in Schedule A for his own account, for investment and not with a view to the sale or distribution of all or any part of the Purchased Shares.  Upon Closing, no one other than the Purchaser will have any beneficial interest in the Purchased Shares.

(b)

Not Registered Shares.  Purchaser understands that because the Purchased Shares have not been registered under the Securities Act of 1933, as amended (the "Securities Act"),  the Purchaser must continue to bear the economic risk of the investment for an indefinite time and the Purchased Shares cannot be sold unless they are subsequently registered or an exemption from registration is available.

(c)

Legend.  Purchasers consent to the placing of a restrictive legend on his or its certificates for the Purchased Shares stating that such Shares have not been registered and to the placing of a stop transfer order on the books of UPNT and with any transfer agents against the Purchased Shares until such Purchased Shares may be legally resold or distributed.

(d)

Material Information.  Purchasers hereby represent and warrant that they have been furnished with all information which they deemed necessary to evaluate the merits and risks of the purchase of the Shares and each has had the opportunity to ask questions and receive answers concerning the Shares and UPNT from the officers and directors of UPNT, and to obtain any additional information concerning the Shares or UPNT necessary to verify the accuracy of the information furnished or made available in connection herewith.  Each Purchaser is also an “accredited investor” as that term is defined in Rule 405 of the General Rules and Regulations of the Commission and as may be further defined in all relevant state and federal securities laws, including the amendments thereto in the Frank-Dodd Financial Reform Act of 2010, and each acknowledges that by the date of Closing, each will have had access to the kind of information about UPNT that would be available to them had UPNT filed a registration statement with the US Securities and Exchange Commission.

(e)

Sophistication.  Purchasers each have such knowledge and experience in financial and business matters so as to be capable of utilizing said information to evaluate the risks of the prospective investment and to make an informed investment decision.  Purchasers are each able to bear the economic risk of his investment in the Purchased Shares.

(f)

No Distribution.  Purchasers agree that they will not sell or otherwise distribute all or any part of the Purchased Shares unless (1) there is an effective registration statement under the Securities Act and applicable state securities laws covering any such transaction involving the Purchased Shares, or (2) UPNT receives an opinion of legal counsel stating that such transaction is exempt from registration.

(g)

Validity of  Agreement.  This Agreement has been duly executed by the Purchasers and constitutes his valid and binding obligation, except to the extent limited by applicable bankruptcy, reorganization, insolvency, moratorium or other laws relating to or effecting generally the enforcement of creditors’ rights.  The execution and delivery of this Agreement and the carrying out of its purposes will not result in the breach of any of the terms or conditions of, or constitute a default under or violate, any agreement, lease, mortgage, bond, indenture, license or other material document or undertaking, oral or written, to which the Purchaser is a party or is bound or may be affected, nor will such execution, delivery and carrying out violate any order, writ, injunction, decree, law, rule or regulation of any court, regulatory agency or other governmental body.

(h)

Finders or Agents.  No Purchaser has employed or utilized any finder in connection with this transaction, the execution of this Agreement and the carrying out of its purposes which would give any individual or firm a valid legal claim to a finder’s or agent’s fee.  Further, no Purchaser is paying or incurring any debt to Escrow Agent or Sellers’ counsel in connection with this Agreement.

7.

Parties’ Covenants.

(a)

Announcement.  Prior to the Closing, no party hereto nor UPNT shall issue any press release or otherwise make any public statement with respect to this Agreement or the transactions contemplated hereby without the prior consent of the other parties (which consent shall not be unreasonably withheld), except as may be required by applicable law or securities regulation.  The parties will, to the extent practicable, consult with each other before issuing, and provide each other the opportunity to review and comment upon, any such press release or other public statements with respect to this Agreement and the transactions contemplated hereby whether or not required by Applicable Law.

(b)

Access to Information; Inspection by Purchasers.  Prior to the Closing, the Sellers will cause UPNT to make available for inspection by the Purchasers and each of them, during normal business hours, all of UPNT’s records (including tax records), books of account, premises, contracts and all other documents in UPNT’s possession or control that are reasonably requested by any Purchaser to inspect and examine the business and affairs of UPNT.  Sellers will cause UPNT’s managerial employees and regular independent accountants to be available upon reasonable advance notice to answer questions of the Purchasers concerning the business and affairs of UPNT.  The Purchasers will treat and hold as confidential any information it receives from UPNT in the course of the reviews contemplated by this Section 7(b).  No examination by the Purchasers will, however, constitute a waiver or relinquishment by the Purchasers of his or their rights to rely on the Sellers’ covenants, representations and warranties made herein or pursuant hereto.

8.

Closing Conditions.

(a)

Conditions Precedent to Obligations of Purchasers.  The obligations of the Purchasers under this Agreement shall be and are subject to fulfillment, prior to or at the Closing, of each of the following conditions:

(i)

Representations and Warranties.  The Sellers’ representations set forth in Section 5 hereof shall be true and correct on the Closing Date, as if such representations and warranties had been made on and as of the Closing Date, and the Sellers shall have delivered to the Purchaser a certification to such effect.

(ii)

Performance.  The Sellers shall have performed or complied with all agreements, terms and conditions required by this Agreement to be performed or complied with by them prior to or at the time of the Closing.

(iii)

Material Changes.  Since the date of this Agreement, UPNT shall not have suffered a Material Adverse Effect and, without limiting the generality of the foregoing, there shall be no pending litigation to which UPNT or any Seller is a party which is reasonably likely to have a Material Adverse Effect on UPNT or to affect the ability of the Sellers to sell their Shares as contemplated herein.

(iv)

Trading Status.  UPNT’s common stock will be listed for trading on the OTC Bulletin Board, and bid and asked quotations shall be posted as of the Closing Date.

(v)

Election of Directors.  The UPNT Directors shall have elected two of the Purchasers’ nominees to the Board of UPNT, effective as of the Closing, and at least two (2) of the officers and prior directors of UPNT shall have resigned, effective upon Closing.  Such newly appointed directors shall file Form 4’s on Edgar within 2 days of being appointed to the Board.

(vi)

Documents Satisfactory.  All documents and instruments to be delivered pursuant to this Agreement shall be reasonably satisfactory in substance and form to the Purchaser and his counsel, and the Purchaser and his counsel shall have received all such counterpart originals (or certified or other copies) of such documents as they may reasonably request.

(b)

Conditions Precedent to Obligations of Sellers.  The obligations of the Sellers under this Agreement shall be and are subject to fulfillment, prior to or at the Closing, of each of the following conditions:

(i)

Representations and Warranties.  The representations and warranties of the Purchasers set forth in Section 6 hereof shall be true and correct on the Closing Date, as if such representations and warranties had been made on and as of the Closing Date.

(ii)

Performance.  The Purchasers shall have performed or complied with all agreements, terms and conditions required by this Agreement to be performed or complied with by them prior to or at the time of the Closing.

(iii)

Documents Satisfactory.  All documents and instruments to be delivered pursuant to this Agreement shall be reasonably satisfactory in substance and form to Sellers and their counsel, and Sellers and their counsel shall have received all such counterpart originals (or certified or other copies) of such documents as they may reasonably request.

9.

Termination.  This Agreement may be terminated at any time before or at Closing, by:

(a)

The mutual agreement of the parties;

(b)

Any party if the Closing has not occurred by September 1, 2013, unless that party caused the failure to close by its failure to satisfy the covenants herein;

(c)

Any party if any legal proceeding shall have been instituted or shall be imminently threatening to delay, restrain or prevent the consummation of this Agreement or any material component thereof;

(d)

The Sellers, if the Purchasers shall have breached in any material respect any of their representations, warranties, covenants or other agreements contained in this Agreement, and the breach cannot be or has not been cured within thirty (30) calendar days after the giving of written notice by the Sellers to the Purchasers; or

(e)

The Purchasers, if any of the Sellers shall have breached in any material respect any of his representations, warranties, covenants or other agreements contained in this Agreement, and the breach cannot be or has not been cured within thirty (30) calendar days after the giving of written notice by the Purchasers to the Sellers.

Upon termination of this Agreement for any reason, in accordance with the terms and conditions set forth in this paragraph, each party shall bear all costs and expenses as each party has incurred and no party shall be liable to the other for such costs and expenses.  No party shall have any further liability or obligation to any other party in the event of such a termination, except for their respective obligations with respect to Confidential Information (as defined in Section 10 below).

10.

Confidentiality.  No party will, nor will he permit any of his agents, or representatives to, use for any purpose (other than evaluation of the transactions contemplated hereby) or disclose to any third parties, any “Confidential Information” regarding the other or the business of the other. Confidential Information regarding UPNT shall consist of information obtained directly or indirectly from a party to this Agreement in connection with the transactions contemplated herein, but shall not include: (a) any information that already had become or later becomes publicly available; (b) any information that already had been or later is lawfully developed or obtained by the party receiving the information from independent sources; or (c) any information the disclosure of which is required by law.  If this Agreement is terminated without consummation of the stock purchase contemplated hereunder, each of the parties agrees to return or destroy all documents (including documents stored in electronic media) containing or reflecting Confidential Information regarding the other and their respective businesses.

11.

Notices.   All notices and other communications under this Agreement shall be in writing and shall be deemed to have been given or made as follows:

a.

If sent by an overnight air courier with a national reputation, 2 business days after being sent;

b.

If sent by facsimile transmission, when transmitted to the fax numbers noted below and receipt is confirmed by the fax machine; or

c.

If personally delivered, when delivered.

All notices and other communications under this Agreement shall be sent or delivered as follows:

If to the Purchasers, to:

Williams Investment Company

2681 East Parleys Way, Suite 204

Salt Lake City, UT 84109

Phone No. 801-322-3401

Facsimile: 801-595-0967

Email address:  queenbee@xmission.com

If to the Sellers or the Escrow Agent, to:

John Michael Coombs, Esq.

c/o MABEY & COOMBS, L.C.

3098 South Highland Drive, Suite 323

Salt Lake City, UT  84106-6001

Phone No. 801-467-2997

Facsimile:  801-467-3256

Email address:  jmcoombs@sisna.com or jmcoombs77@gmail.com

Each Party may change its address by written notice in accordance with this Section.

12.

Provisions Concerning Escrow Agent.    The Escrow Agent shall perform his obligations hereunder subject to the following provisions.

(a)

Scope of Duties.  The duties of the Escrow Agent shall be entirely administrative in nature, and the Escrow Agent shall have no fiduciary obligation to any party hereto.  The Escrow Agent shall be obligated to act only in accordance with written instructions received by him as provided herein, except that the Escrow Agent shall comply with any final and unappealable order, judgment or decree of any court of competent jurisdiction received by him.   No implied duties or obligations of any kind shall be read into this Agreement.

(b)

Limitation on Liability.   In performing his duties hereunder, the Escrow Agent shall not incur any liability to anyone for any damages, losses or expenses except for damages, losses or expenses resulting directly from the willful default, gross negligence or fraud of the Escrow Agent.  In no event will the Escrow Agent be liable for any special, consequential or punitive damages.

(c)

Reliance on Counsel, etc.   The Escrow Agent shall not in any case incur liability with respect to any action taken or omitted in good faith upon advice of counsel, or any action taken or omitted in reliance upon any written notice, release or other document provided to the Escrow Agent as to the genuineness of the signatures thereon, the authority of the signatories, its due execution, the validity and effectiveness of its provisions, or the truth and accuracy of the information contained therein.

(d)

Indemnification of Escrow Agent; Expenses.   The Escrow Agent shall not be responsible for initiating any action, claim or proceeding hereunder.  The Purchaser and the Sellers shall jointly and severally indemnify the Escrow Agent (and his heirs and legal representatives)  and hold him and them harmless from and against, any and all losses, damages, liability and expenses, including attorneys fees, incurred by the Escrow Agent in connection with the performance of his duties hereunder, including but not limited to attorneys’ fees and other costs and expenses of defending against any claim of liability (except liability arising out of the Escrow Agent’s fraud, willful default or gross negligence) arising out of this Agreement.  The Escrow Agent shall not be obligated to take any legal or other action hereunder which might in his judgment involve or cause him to incur any expense or liability unless he shall have been furnished with acceptable indemnification.

(e)

Disputes.  In the event of any dispute between the parties, or if any conflicting demand shall be made upon the Escrow Agent, the Escrow Agent shall not be required to determine the same or take any action thereon.  Rather, the Escrow Agent may, at his sole option, (a) retain the certificates for the Purchased Shares and the other closing documents and instruments in his possession, without liability to anyone, until such dispute shall have been settled or resolved; or (b) file a suit in interpleader in the Third Judicial District Court in and for Salt Lake County, State of Utah, for the purpose of having the respective rights of the parties adjudicated.  The Escrow Agent may, upon initiation of such suit, deposit the Shares with the court and, upon giving notice thereof to the parties, the Escrow Agent shall be fully released and discharged from all further obligations hereunder.

(f)

Resignation.   The Escrow Agent may resign at any time by delivering notice to the parties hereto.  If the parties fail to advise the Escrow Agent within ten business days as to the appointment of a successor, the Escrow Agent may, at his sole option, (a) retain the Purchased Shares and the other closing documents and instruments in his possession, without liability to anyone, until such appointment shall have been made; or (b) file a suit in interpleader in the Third Judicial District Court in and for Salt Lake County, State of Utah, for the purpose of having a successor appointed.  The Escrow Agent may, upon initiation of such suit, deposit the Purchased Shares with the court and, upon giving notice thereof to the parties, the Escrow Agent shall be fully released and discharged from all further obligations hereunder.

(g)

Waiver.  The parties are aware that the Escrow Agent represents Purchaser.  The parties agree that the Escrow Agent, after the Closing, may represent UPNT in connection with and in other related or unrelated matters.  The parties acknowledge that though the Escrow Agent is being paid by Sellers, the Escrow Agent is serving at the Parties’ collective request, and each waives any objection thereto.

13.

Applicable Law.   This Agreement shall be governed by the laws of the State of Utah, without giving effect to the principles of conflicts of laws thereof, as applied to agreements entered into and to be performed in such state.

14.

Entire Agreement.  This Agreement (including the documents and instruments referred to in this Agreement) contains the entire understanding of the parties with respect to the subject matter contained in this Agreement, and supersedes and cancels all prior agreements, negotiations, correspondence, undertakings and communications of the parties, oral or written, respecting such subject matter.

15.

Amendment.  Neither this Agreement nor any provision may be amended or modified except by written agreement signed by the Parties hereto.

16.

Counterparts.  This Agreement may be executed in multiple facsimile or original counterparts.   Each of the counterparts shall be deemed an original, and together they shall constitute one and the same binding Agreement, with one counterpart being delivered to each Party hereto.

IN WITNESS WHEREOF, the parties have executed this Agreement.

PURCHASERS:

/s/H. Deworth Williams

H. Deworth Williams

/s/ Edward F. Cowle

Edward F. Cowle

/s/Geoff Williams

Geoff Williams

SELLERS:

Uplift Holdings, LLC

/s/ Edward H. Hall, Sr.

By:  Edward H. Hall, Sr.

Its:  Member Manager

/s/Gary C. Lewis

Gary C. Lewis

/s/Bruce Miller

Bruce Miller

/s/Jessica Rampton

Jessica Rampton

The undersigned agrees to undertake the duties and responsibilities of the Escrow Agent set forth in Section 12 above.

ESCROW AGENT

MABEY & COOMBS, LC

/s/ J. Michael Coombs

J. Michael Coombs, Esq.

Schedules:

A- Allocation among Purchasers

B- Allocation among Sellers

Exhibit “A”

Assignment of Convertible Note

   Schedule A

UPLIFT NUTRITION, INC.

Stock Purchase Agreement dated as of September 3, 2013

Schedule A:  Allocation among Purchasers

Shares to be

Purchase

Bought

Price Payable

H. Deworth Williams1

10,401,550

$91,350

Edward F. Cowle

    633,000

$  5,570

Geoff Williams

    351,600

$  3,090

____________

_____________

11,386,150

$100,000

1 H. Deworth Williams is also purchasing Uplift Holdings, LLC’s convertible note outstanding as part of his consideration for the shares he is and will be receiving.  See Exhibit “A” hereto.  At Closing, Mr. Williams will thus be UPNT’s only creditor.  Mr. Williams has also agreed to pay half of the costs of the filing of the last Form 10-Q, an amount that will be run or processed through Uplift Holdings, LLC’s bank account and thus added to the outstanding balance on its convertible note.

Schedule B

UPLIFT NUTRITION, INC.

Stock Purchase Agreement dated as of September 3, 2013

Schedule B:  Allocation among Sellers

Shares

Shares to be

Purchase

Held Now

Delivered

Price Receivable

Uplift Holdings, LLC

10,949,0001

10,401,550

$91,3502

Gary C. Lewis

     835,000

    633,0003

$  5,570

Bruce Miller

     204,500

    163,600

$  1,440

Jessica Rampton

     235,000

    188,000

$  1,650

__________

____________

_____________

12,223,5004

11,386,150

$100,0005

1 Three (3) 5,000 share certificates comprising a total of 15,000 shares cannot be found by Uplift Holdings, otherwise this figure would be 10,964,000 as set forth as of today on Uplift’s shareholders’ list.  Because it is not known where the certificates representing the 15,000 shares are currently located and no assurance can be made that they aren’t somehow held by, or in the possession of, a third party, and based on the small number of shares, they have been excluded from this Agreement.

2 Uplift Holdings, LLC, as part of the consideration for the sale of its 10,401,550 shares, also agrees to assign its revolving line of credit/convertible note to H. Deworth Williams, free and clear of any liens or encumbrances, at Closing, all as further set forth in footnote 1 above.  A copy of the form of Assignment is attached hereto as Exhibit “A”.

3 This figure is 35,000 shares less than Mr. Lewis selling a total of 80% of his shares.  This is because such 35,000 shares are subject to a claim or interest by a relative and are thus being withheld by Mr. Lewis for that purpose, resulting in his selling slightly less than 80%.

4 Subject to the preceding footnotes, this figure is generally consistent with Item 12 of Uplift Nutrition’s last Annual Report on Form 10-K other than Uplift Holdings over-reported its holdings in the 10-K by 186,000 shares.  Nonetheless, the Sellers have not acquired any more shares since the date such was document filed on Edgar in late March 2013.

5 As disclosed in Section 5(a)(xiv) above, this figure will be reduced, proportionately or pro rata to each Seller, by $10,000, an amount payable to UPNT’s counsel and the Escrow Agent upon Closing.

EXHIBIT “A” to Stock Purchase Agreement

ASSIGNMENT OF CONVERTIBLE NOTE

In exchange for ten dollars ($10.00) and good and other valuable consideration from H. Deworth Williams (“Assignee”), the sufficiency and receipt of which are hereby acknowledged, and as part of a certain Stock Purchase Agreement dated September 3, 2013, Uplift Holdings, LLC (“Assignor”), hereby demises, quit claims and forever assigns unto Assignee, all right, title and interest in and to a certain Convertible Promissory Note (“Note”) in which Uplift Nutrition, Inc., a Nevada corporation (“Company”), is the Maker and in which Assignor is the Payee and Beneficiary.

There are no liens or encumbrances on the Note that are against the interests of Assignor.  Assignor has full power and authority to convey its interest in and to the Note to Assignee, free and clear of any and all liens, encumbrances or other interests of anyone other than Assignor.

The purpose of the Note was to create a mechanism to finance Uplift Nutrition, Inc., in its accounting, legal and SEC filings and thereby remain current in its SEC obligations.  The balance on this Note is set forth as a “shareholder payable” or “stockholder advance” item in the balance sheets of the various Edgar filings filed by the Company.  The balance on the Convertible Note as of the last Form 10-Q filed by the Company slightly exceeded $25,000.  This balance typically increases quarterly depending upon the advances made by Uplift Holdings, LLC, during any one quarter.  It is anticipated though not guaranteed that, for the quarter ending September 30, 2013, the balance on the Note, which is hereby being assigned to Assignee, will likely be approximately $60,000.

DATED the 3rd day of September, 2013.

ASSIGNOR

UPLIFT HOLDINGS, LLC

/s/Edward H. Hall, Sr.

By:  Edward H. Hall, Sr.

Its:  Manager/Member